Exhibit 99.1

Virgin Media Prices $1 Billion Offering of 6.50 Percent Convertible Senior Notes Due 2016

LONDON, April 11, 2008 - Virgin Media Inc. (NASDAQ: VMED), a leading UK entertainment and communications business, today announced the pricing of its offering of $1 billion aggregate principal amount of 6.50% Convertible Senior Notes due 2016 of Virgin Media Inc. (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are not guaranteed by Virgin Media’s subsidiaries.  The sale of the Notes is expected to close on April 16, 2008, subject to satisfaction of customary closing conditions.  Virgin Media also granted the initial purchasers a 30-day over-allotment option to purchase up to $150 million aggregate principal amount of additional Notes.

The Notes will bear interest at a rate of 6.50% per year, payable in cash semi-annually in arrears, beginning on November 15, 2008.  The Notes will be convertible, subject to certain conditions at an initial conversion rate of 52.0291 shares per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $19.22 per share and which represents a 55.38% premium to the closing share price on April 10, 2008), subject to adjustment upon the occurrence of certain events. Upon conversion of a Note, a holder will receive, at the election of Virgin Media, shares of Virgin Media common stock, cash or a combination of cash and common stock.  Virgin Media may not redeem the Notes prior to their maturity. Holders of the Notes may require Virgin Media to purchase all or a portion of their Notes, in cash at par, upon the occurrence of certain fundamental changes involving a change of control or delisting of the company’s common stock.

Virgin Media intends to use the net proceeds from the offering combined with existing cash reserves to prepay a portion of its outstanding “A” and “B” loans under its senior credit facilities. It is anticipated that Virgin Media promptly will voluntarily prepay approximately GBP 261m of the “A” tranche that is currently scheduled for payment in September 2009, and approximately GBP 243m of the “B” tranche that is currently scheduled for repayment in September 2012.

This announcement is neither an offer to sell nor a solicitation to buy any of the securities described herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the common stock issuable on conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes and common stock issuable on conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Virgin Media cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Virgin Media’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  There can be no assurance that the transactions contemplated in this announcement will be completed.  Virgin Media assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT:

Virgin Media Inc. Investor Relations contacts:

Richard Williams:                                                   +44 (0) 20 7299 5479 / richard.williams@virginmedia.co.uk

Vani Bassi:                                                                                     +44 (0) 20 7299 5353 / vani.bassi@virginmedia.co.uk

M Communications

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James Hill                                                                                           0207 153 1559

Georgina Briscoe                                                     0207 153 1548

Nick Miles                                                                                       0207 153 1535